www.TrueBlue.com

www.TrueBlue.com Forward-Looking Statements

Q3 2017 Summary

Improving revenue trends

- Revenue decline for the quarter improved to -5% v. -9% for Q2 2017
- Exit rate (month of September v. month of June) improved to -3% v. -9%

Solid gross margin performance

- Seventh consecutive quarter of year-over-year gross margin expansion

Effective management of capital

- New $100 million stock repurchase authorization
- $14 million of common stock repurchased in Q3 2017, $29 million year-to-date

The right strategic priorities

- PeopleReady – Innovative mobile strategy and simplified brand structure
- PeopleManagement – Productivity solutions and e-commerce focus
- PeopleScout – High growth market, global leadership position, attractive margin

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www.TrueBlue.com Financial Summary  Monthly revenue trends improved across all business segments  Net income comparison benefited from asset impairment, integration and Amazon exit costs in Q3 2016  Adjusted EBITDA margin down from negative operating leverage Amounts in millions, except per share data Q3 2017 Y/Y Change Revenue $661 -5% -2% ex-Amazon1 Net Income $21.2 -9% Net Income Per Diluted Share $0.51 -8% Adjusted Net Income1 $24.8 -20% Adj. Net Income Per Diluted Share1 $0.60 -17% Adjusted EBITDA1 $40.6 -18% Adjusted EBITDA Margin 6.2% -90 bps 1 See the appendix to this presentation and “Financial Information” in the Investors section of our website at www.trueblue.com for a definition and full reconciliation of non-GAAP financial measures to GAAP financial results.

www.TrueBlue.com Gross Margin and SG&A Bridges SG&A Amounts in millions $135 $132 $5 $2 Q3 2016 EBITDA Addbacks Storm-related Q3 2017 1 Gross Margin 25.6% 26.0% 0.3% 0.1% Q3 2016 PeopleScout PeopleReady & PeopleManagement Q3 2017 1 Includes acquisition and integration costs of $1.4M, branch signage write-offs of $1.6M due to our re-branding to PeopleReady as well as costs of $1.8M associated with our exit from the Amazon delivery business.

Results by Segment

Amounts in millions	PeopleReady	PeopleManagement	PeopleScout
Revenue	$415	$197	$49
% Growth	*-5%*	*-9% (Flat ex-Amazon)*	*+10%*
Adj. EBITDA	$29	$7	$10
% Growth	*-30%*	*+31%*	*+23%*
% Margin *Y/Y Change*	*6.9%* *-240 bps*	*3.5%* *+110 bps*	*21.0%* *+220 bps*
Notes:	• Exit rate (month of September v. month of June) improved to -3% v. -9% • Storm-related activity boosted Q3 revenue by 1% and 2% in September • Mobile strategy deployment progressing well with promising results • Adjusted EBITDA margin decline from negative operating leverage and storm-related damage and mobilization costs	• Flat growth on an ex-Amazon basis • Healthy new business pipeline in SIMOS productivity-based business, but converting at slower pace given the proximity of the holiday season • Adjusted EBITDA margin improvement primarily from reducing costs in light of lower Amazon volumes	• Double digit revenue growth driven by new customer wins • YTD new customer wins at a record level • Recruiting process efficiencies continue to drive higher Adjusted EBITDA margins

Note: Figures may not sum to consolidated totals due to rounding.

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www.TrueBlue.com Segment Strategy Highlights     Productivity solutions enhance future growth prospects o Compelling value proposition o Differentiated service, high EBITDA margin o Perfect fit with the growing world of e-commerce  Attractive margin business with compelling value proposition  Global RPO market experiencing double- digit growth  Actively pursuing organic revenue growth plus opportunistic international acquisitions to improve win rates on multi- continent deals Cross-Selling:  

www.TrueBlue.com $216 $103 $100 $30 $35 $35 $246 $138 $135 2015 2016 Q3 2017 Net Debt Cash $77 $136 $118 $30 $35 $35 $107 $171 $153 2015 2016 Q3 2017 Borrowing Availability Cash Lower Debt and Ample Liquidity 31% 21% 20% 2015 2016 Q3 2017 Total Debt Liquidity Debt to Total Capital1 Amounts in millions Amounts in millions Note: Balances as of fiscal period end. 1 Calculated as total debt divided by the sum of total debt plus shareholders’ equity.

www.TrueBlue.com

Q4 2017 Outlook

- Our fiscal fourth quarter of 2016 included a 14th week and we changed our week-ending date from Friday to the following Sunday to better align with our customers work week.
- Total revenue growth is presented on both a GAAP basis and a comparable basis.[1]

Amounts in millions, except per share data

Revenue	Outlook	% Growth – GAAP	% Growth – Comparable[1]	Notes
Total	$660 to $675	-8% to -10%	-1% to -3%	• Total company revenue growth on a GAAP basis excluding Amazon is expected to be -6% to -8% • Total company revenue growth on a comparable basis excluding Amazon is expected to be -1% to 1%
PeopleReady	$385 to $394	-9% to -11%		
PeopleManagement	$226 to $231	-10% to -12%		
PeopleScout	$45 to $49	-3% to 7%		

Profitability & Capital Expenditures	Outlook	Notes
Net income per diluted share	$0.36 to $0.41	• The extra nine days in Q4 2016 provide approximately $0.04 of net income per diluted share benefit, or $0.05 on an adjusted basis • Assumes income tax rate of 28% • Assumes diluted weighted average shares outstanding of 40.8 million
Adjusted net income per diluted share	$0.45 to $0.50	
Capital Expenditures	$5	

[1] The comparable period in 2016 excludes the first week (ended September 30th) of the fourth quarter and the two additional days associated with the change in week-ending date. The additional nine days in Q4 2016 provided a benefit of $56 million of revenue, $0.04 of net income per diluted share and $0.05 of adjusted net income per diluted share.

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www.TrueBlue.com

www.TrueBlue.com NON-GAAP FINANCIAL MEASURES AND NON-GAAP RECONCILIATIONS October 30, 2017 Q3 2017 Earnings Results 12 Non-GAAP Measure Definition Purpose of Adjusted Measures EBITDA and Adjusted EBITDA EBITDA excludes from Net income the effects of: - interest expense, - income taxes, and - depreciation and amortization. Adjusted EBITDA, further excludes the effects of: - acquisition/integration and other costs, - goodwill and intangible asset impairment charge, and - Work Opportunity Tax Credit third-party processing fees. - Enhances comparability on a consistent basis and provides investors with useful insight into the underlying trends of the business. - Is used by management to assess performance and effectiveness of our business strategies by excluding certain non-cash charges. - Provides a measure, among others, used in the determination of incentive compensation for management. Adjusted net income and Adjusted net income, per diluted share Net income and Net income per diluted share, excluding the effects of: - acquisition/integration and other costs, - goodwill and intangible asset impairment charge, - amortization of intangibles of acquired businesses, as well as accretion expense related to acquisition earn-out, - tax effect of each adjustment to U.S. GAAP Net income, and - adjusted income taxes to the expected ongoing effective tax rate. - Enhances comparability on a consistent basis and provides investors with useful insight into the underlying trends of the business. - Is used by management to assess performance and effectiveness of our business strategies by excluding certain non-cash charges.

RECONCILIATION OF U.S. GAAP NET INCOME TO ADJUSTED NET INCOME AND ADJUSTED NET INCOME PER DILUTED SHARE

(Unaudited)

(in thousands, except for per share data)	13 Weeks Ended* Oct 1, 2017	13 Weeks Ended* Sep 23, 2016	Q4 2017 Outlook		
Net income	$ **21,221**	$ 23,429	$ 14,500	—	$ 16,700
Acquisition/integration and other costs (1)	**—**	4,842		—	
Goodwill and intangible asset impairment charge (2)	**—**	4,275		—	
Amortization of intangible assets of acquired businesses (3)	**5,353**	6,831		5,300	
Tax effect of adjustments to net income (4)	**(1,499)**	(4,465)		(1,500)	
Adjust income taxes to normalized effective rate (5)	**(299)**	(4,073)		—	
Adjusted net income	$ **24,776**	$ 30,839	$ 18,300	—	$ 20,500
Adjusted net income, per diluted share	$ **0.60**	$ 0.72	$ 0.45	—	$ 0.50
Diluted weighted average shares outstanding	**41,276**	42,056		40,800	

* Totals may not sum due to rounding

1. Acquisition/integration costs related to the acquisition of the recruitment process outsourcing business of Aon Hewitt, which was completed on January 4, 2016. In addition, other charges include costs associated with our exit from the Amazon delivery business of $1.8 million and branch signage write-offs of $1.6 million due to our re-branding to PeopleReady in the third quarter of 2016.
2. The Goodwill and intangible asset impairment charge for the thirteen weeks ended September 23, 2016, relates to the CLP and Spartan reporting unit trade names/trademarks of $4.3 million that were written-off due to the re-branding of PeopleReady.
3. Amortization of intangible assets of acquired businesses as well as accretion expense related to the SIMOS acquisition earn-out.
4. Total tax effect of each of the adjustments to U.S. GAAP Net income per diluted share using the ongoing rate of 28%.
5. Adjusts the effective income tax rate to the expected ongoing rate of 28%.

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www.TrueBlue.com RECONCILIATION OF U.S. GAAP NET INCOME TO EBITDA AND ADJUSTED EBITDA (Unaudited) Note: See prior slide for footnotes (1) and (2). 6. These third-party processing fees are associated with generating the Work Opportunity Tax Credits, which are designed to encourage employers to hire workers from certain targeted groups with higher than average unemployment rates and reduce our income taxes. 13 Weeks Ended* (in thousands) Oct 1, 2017 Sep 23, 2016 Q4 2017 Outlook Net income $ 21,221 $ 23,429 $ 14,500 — $ 16,700 Income tax expense 7,838 3,455 5,600 — 6,500 Interest and other expense, net 219 867 — Depreciation and amortization 11,189 11,690 11,000 EBITDA 40,467 39,441 31,100 — 34,100 Acquisition/integration and other costs (1) — 4,842 — Goodwill and intangible asset impairment charge (2) — 4,275 — Work Opportunity Tax Credit processing fees (6) 180 754 200 Adjusted EBITDA $ 40,647 $ 49,312 $ 31,300 — $ 34,300 * Totals may not sum due to rounding

RECONCILIATION OF U.S. GAAP REVENUE TO REVENUE EXCLUDING THE COMPANY'S FORMER LARGEST CUSTOMER
(Unaudited)

	13 Weeks Ended	
(in thousands)	Oct 1, 2017	Sep 23, 2016
Revenue from services	$ 660,780	$ 697,097
Former largest customer revenue	(11,393)	(31,891)
Revenue excluding former largest customer	$ 649,387	$ 665,206

SEGMENT EBITDA RECONCILIATION TO ADJUSTED EBITDA
(Unaudited)

	13 Weeks Ended					
	Oct 1, 2017			Sep 23, 2016 [2]		
(in thousands)	PeopleReady	PeopleManagement	PeopleScout	PeopleReady	PeopleManagement	PeopleScout
Segment EBITDA (1)	$ 28,572	$ 6,940	$ 10,277	$ 34,100	$ 3,520	$ 8,358
Acquisition/integration and other costs (3)	—	—	—	1,660	1,772	—
Goodwill and intangible asset impairment charge (4)	—	—	—	4,275	—	—
Work Opportunity Tax Credit processing fees (5)	180	—	—	754	—	—
Adjusted Segment EBITDA (1)	$ 28,752	$ 6,940	$ 10,277	$ 40,789	$ 5,292	$ 8,358

1. Segment earnings before interest, taxes, depreciation and amortization ("Segment EBITDA") is a primary measure of segment performance. Segment EBITDA includes net sales to third parties, related cost of sales, selling, general and administrative expenses and goodwill and intangible asset impairment charge directly attributable to the reportable segment together with certain allocated corporate general and administrative expenses. Segment EBITDA excludes unallocated corporate general and administrative expenses. Adjusted Segment EBITDA is a non-GAAP financial measure and further excludes acquisition/integration and other costs, goodwill and intangible asset impairment charge, and Work Opportunity Tax Credit third-party processing fees. Adjusted Segment EBITDA is a key measure used by management to assess performance and, in our opinion, enhances comparability and provides investors with useful insight into the underlying trends of the business. Adjusted Segment EBITDA should not be considered a measure of financial performance in isolation or as an alternative to Income from operations in the Consolidated Statements of Operations in accordance with U.S. GAAP, and may not be comparable to similarly titled measures of other companies.
2. Beginning in the fourth quarter of 2016, we changed our methodology for allocating certain corporate costs to our segments, which decreased our corporate unallocated expenses. We have adjusted the prior year amounts to reflect this change for consistency purposes.
3. Acquisition/integration costs related to the acquisition of the recruitment process outsourcing business of Aon Hewitt, which was completed on January 4, 2016. In addition, other charges include costs associated with our exit from the Amazon delivery business of $1.8 million and branch signage write-offs of $1.6 million due to our re-branding to PeopleReady in the third quarter of 2016.
4. The Goodwill and intangible asset impairment charge for the thirteen weeks ended September 23, 2016, relates to the CLP and Spartan reporting unit trade names/trademarks of $4.3 million that were written-off due to the re-branding of PeopleReady.
5. These third-party processing fees are associated with generating the Work Opportunity Tax Credits, which are designed to encourage employers to hire workers from certain targeted groups with higher than average unemployment rates and reduce our income taxes.

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